EXHIBIT 10


                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                      GOODWIVES CENTER LIMITED PARTNERSHIP

                                    AS SELLER

                                       AND

                                 UB DARIEN, INC.

                                  AS PURCHASER



                 GOODWIVES SHOPPING CENTER, DARIEN, CONNECTICUT



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                                TABLE OF CONTENTS


1.   Agreement to Purchase and Sell
2.   Purchase Price
3.   Closing Date
4.   Acknowledgment of Inspection
5.   Title/Survey
6.   Seller's Representations
7.   Purchaser's Representations and Warranties
8.   Brokerage Commissions
9.   Seller's Closing Documents
10.  Purchaser's Closing Documents
11.  Conditions Precedent
12.  Prorations, Closing Costs and Adjustments
13.  Assignment
14.  Environmental Matters
15.  Notices
16.  Miscellaneous

EXHIBIT A      DESCRIPTION OF PROPERTY
EXHIBIT B      PERMITTED EXCEPTIONS
EXHIBIT C      RENT ROLL
EXHIBIT D      ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND SECURITY
               DEPOSITS
EXHIBIT E      ATTORNMENT LETTER
EXHIBIT F      FORM III
EXHIBIT G      PURCHASER'S HAZARDOUS MATERIALS INDEMNIFICATION AGREEMENT
EXHIBIT H      ENVIRONMENTAL DISCLOSURE SCHEDULES
EXHIBIT I      TENANTS' ESTOPPELS



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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of September 9, 1998, by and between GOODWIVES CENTER LIMITED PARTNERSHIP, a Connecticut limited partnership with a mailing address c/o Cushman & Wakefield, 51 West 52nd Street, 11th Floor, New York, NY 10019, ("Seller") and UB DARIEN, INC., a Connecticut corporation, with a mailing address at 321 Railroad Avenue, Greenwich, CT 06830, ("Purchaser").


                                R E C I T A L S:

     A. Seller is the fee simple owner of that certain real and personal property commonly known as the Goodwives Shopping Center, located in the Town of Darien, Fairfield County, Connecticut.

     B. Subject to the terms, provisions and conditions of this Agreement, Purchaser is willing to acquire and Seller is willing to sell the Property (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.   Agreement to Purchase and Sell.

     a. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to acquire from Seller, subject to the terms, provisions and conditions of this Agreement, the land more particularly described on Exhibit A attached hereto, together with (i) all buildings and other improvements situated thereon and commonly known as the Goodwives Shopping Center, (ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Seller pertaining to such land and buildings, (iii) all right, title and interest of Seller in and to the fixtures, machinery, equipment, apparatus, supplies and other articles of personal property attached or appurtenant to such land or buildings, or used in connection with the ownership, operation, management or maintenance of such land or buildings (the "Personal Property"),
(iv) all right, title and interest of Seller, if any, in and to the trade name of the buildings and/or the Shopping Center, (v) all right, title and interest of Seller under all leases, licenses, concessionaire agreements or other occupancy agreements and tenancies, written or oral, affecting said land and buildings (the "Leases"), as described in Exhibit D and (vi) Seller's interest in all contracts, agreements,


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warranties  and  guaranties  (the  "Contracts")  described in Exhibit D attached hereto, (viii) Seller's interest in all building permits, certificates of occupancy and other certificates, permits, licenses and approvals, if any; and
(viii) all right, title and interest of Seller in and to all security deposits and other monies deposited by tenants or other occupants under the Leases, with interest thereon (the "Security Deposits") all collectively referred to as the "Property". Assignment of Seller's interest in Contracts shall not create any warranty or guaranty from Seller to Purchaser except as set forth in paragraph 6 below but shall only constitute an assignment of Seller's rights, if any, in said Contracts.

2.   Purchase Price.

Purchaser agrees to pay a purchase price of Twenty-One Million Two Hundred Ninety Eight Thousand Nine Hundred and no/100 Dollars ($21,298,900.00) (the "Purchase Price") for the Property. The Purchase Price, plus or minus pro-rations, credits and adjustments, if any, as hereinafter provided, shall be payable at the Closing (as hereinafter defined) to a bank account designated by Seller through a wire transfer of immediately available funds.

3. Closing Date. The transaction contemplated by this Agreement shall be closed (the "Closing") on September 9, 1998 (such date, the "Closing Date"). The Closing shall be held at the offices of Seller's counsel, 618 West Avenue, Norwalk, Connecticut 06850 or such other place as mutually agreed between the parties.

4.   Acknowledgment of Inspection.

     a. Seller acknowledges having given, and Purchaser for itself and its employees, consultants, agents and independent contractors acknowledge having received, for a period prior to the Closing, the right and permission:

          i.   To review originals and photocopies of the following documents:

               (1) The Leases and all new leases and tenancies permitted pursuant to this Agreement.

               (2) The Contracts and all new contracts permitted pursuant to this Agreement.


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               (3) The Plans in possession of Seller.

               (4) Operating Statements of the Property for the calendar years 1996 through 1997, showing in reasonable detail all income and expenses of the Property for each such year, together with copies of the real estate tax bills for the two (2) most recent tax years, including the list of October 1, 1997.

               (5) Photocopies of environmental reports generated by Seller's environmental consultants related to the Property in Seller's possession referenced herein in Exhibit H.

          ii. To enter upon the Property at reasonable times for the purpose of reviewing, conducting studies, inspections and tests, including, without limitation, physical tests and inspections, and such other tests and inspections as Purchaser deemed appropriate. The Purchaser has not performed, or caused to be performed, any "Phase II" type environmental assessment or sampling of soil, surface water, groundwater, air, other media or improvements at or in connection with the Property without obtaining the Seller's prior written consent. The foregoing studies, inspections and tests have been conducted at the sole cost and expense of Purchaser. In conducting the studies, inspections and tests contemplated hereby, Purchaser (i) has not interfere with the existing uses of the Property by persons in possession thereof,
               (ii) has afforded reasonable prior notice to Seller with respect to the timing and scope of any physically intrusive tests or inspections and (iii) has restored promptly any physical damage caused by such studies, inspections or tests. Purchaser hereby agrees to indemnify, defend and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including reasonable attorney's fees and costs, resulting from or arising out of any such study, inspection or test, excluding the specific findings of any such study, inspection or test.

     b. Purchaser acknowledges that Purchaser has been granted access to and has inspected the Property and has been afforded an opportunity to review all of the documents listed in Section (a)(i) above and Paragraph 5 and has


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          otherwise  satisfied  itself as to all  aspects  of the  Property  and
          Purchaser agrees and represents that Purchaser is purchasing and will accept the Property "as-is" and "with all faults" without any
          covenants,   representations   or  warranties,   express  or  implied,
          including without limitation, those of merchantability, habitability or fitness for any particular purpose other than those representations as expressly set forth in this Agreement.


5.   Title/Survey.

     a. Purchaser has ordered a title insurance commitment (the "Commitment") for the Property from Lawyers Title Insurance Corporation (the "Title Company"), and has delivered a copy and updates thereto to Seller promptly after receipt of same.

          Purchaser has examined title to the Property and has agreed to accept the Property subject to the exceptions set forth in Paragraph 5c attached hereto.

     b. Purchaser has had the Property surveyed by a licensed professional engineer or surveyor (the "Survey") at its expense and accepts the Survey subject to matters shown thereon.

     c. Permitted Encumbrances. The Purchaser agrees to accept the Property subject to: (i) building, building line and zoning restrictions and regulations of the municipal authorities and amendments and additions thereto in effect at the Closing Date; (ii) any state of facts that an accurate survey or physical inspection of the Property may show; and
          (iii) provided the same do not prohibit the maintenance of the structures on the Property and the Title Company agrees to provide affirmative coverage that such encroachments will not affect the use of the Property for commercial purposes, (1) encroachments of stoops, areaways, steps, trim and cornices, if any; (2) covenants, easements and restrictions of record affecting the Property; and (3) encroachments of water or sewer lines under improvements; and (iv) the items delineated in Exhibit B.

6.   Seller's Representations.

     Seller covenants, represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date, which representations and warranties unless otherwise noted, shall not survive the Closing, the following:


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     a.   Seller (i) is a limited  partnership duly organized,  validly existing and in good standing under the laws of the State of Connecticut; (ii) has the authority and power to enter into this Agreement and to consummate the transaction contemplated hereby; and (iii) has duly authorized the execution, delivery and performances of this Agreement and all required consents and approvals have been duly obtained.

     b. Seller has not received any written notification of any pending or threatened condemnation, requisition or similar proceeding affecting the Property or any portion thereof.

     c. No special taxes or assessments have been levied, assessed or imposed on or against the Property or any part thereof that have not been fully and finally paid, and neither Seller, nor any of its agents or employees have received any written notice of threatened or pending special taxes or assessments affecting the Property or any part thereof.

     d. Other than the Leases set forth on the Rent Roll attached hereto as Exhibit C which is true, accurate and complete, Seller has not entered into any other Leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions or other agreements with respect to the leasing, use or occupancy of the Property or any part thereof.

     e. At the time of execution of this Agreement by Seller, all Leases shall be in full force and effect in accordance with their respective terms and no monthly rent has been paid more than one month in advance and no security deposit or prepaid rent has been paid except as stated in the Leases and except as noted on the Rent Roll attached hereto as Exhibit C and made a part hereof. Seller has not received any notice from any Tenant claiming there to be any existing material breach or material default by Landlord under any Lease at the time of execution of this Agreement by Seller. To the best of Seller's knowledge, no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a


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          material  breach or a material  default by  Landlord,  or to  Seller's actual knowledge, by any Tenant, under the Leases, except as noted on Exhibit C.

     f. All leasing commissions with respect to the Leases have been paid in full and no brokerage commission, finder's fee or similar compensation shall be due or payable in connection with the exercise of any option to renew or extend any Lease. This representation and warranty shall survive the closing.

     g. There is no action pending or to Seller's knowledge, threatened, against Seller by any tenant under a Lease.

     h. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

     i.   Seller has not:

          i. Materially amended, modified or supplemented any Lease or Contract or accepted a surrender of or voluntarily canceled any such Lease or Contract or entered into any new Lease or Contract relating to the Property, except those for which written notice and a copy thereof has been delivered to Purchaser.

          ii. Commenced any action or proceeding, including, without limitation, a summary dispossess proceeding or non-payment proceeding, against any tenant which is in default under its Lease.

     j. There are no permits, licenses, other than ordinary business licenses, or consents required by any governmental authority in connection with the use and occupancy of the Property that have not already been obtained.

     k. Neither Seller nor any entity controlled by or under common control with Seller owns any real property adjacent to Goodwives Shopping Center. Seller has not initiated any tax appeals which are pending and to the best of Seller's knowledge, there are no pending tax appeals having been brought by any Tenants of the Goodwives Shopping Center.


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7.   Purchaser's  Representations  and  Warranties.   Purchaser  represents  and
     warrants to Seller that Purchaser is a duly organized, validly existing corporation in good standing under the laws of the State of Connecticut has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any terms of its organizational documents.

8. Brokerage Commissions. Each party represents and warrants to the other that it has not dealt with any entity or person other than Cushman & Wakefield of Connecticut, (the "Broker") who would be entitled to a brokerage commission, finder's fee or other similar compensation in connection with the transactions described herein payable by Seller from or in respect of the Purchase Price. Each party agrees to indemnify, defend, protect and hold forever harmless the other from and against any and all loss, liability, cost, damage and reasonable expense, including, without limitation, reasonable attorney's fees, which the other may incur, suffer or sustain by reason of any other right, claim, demand or damage made or asserted by any person or persons for the payment of a brokerage commission, finder's fee or similar compensation on account of a breach of this representation and warranty. Seller shall be responsible for payment of the commission and other compensation, if any, payable to Cushman & Wakefield in respect of the transaction contemplated hereby.

9. Seller's Closing Documents. On the Closing Date, Seller shall deliver to Purchaser the following documents and instruments with respect to the Property (collectively, "Seller's Closing Documents"), duly executed by Seller.

     a. A general warranty deed for the Property (the "Deed"), which shall be in proper statutory form for recording, subject only to the Permitted Exceptions, so as to convey to Purchaser fee simple title to the Property as provided herein.

     b.   A bill of sale conveying the Personal Property.

     c. An Assignment and Assumption of Leases, Contracts and Security Deposits assigning to Purchaser the Leases, Security Deposits and Contracts in effect as of Closing in the form of Exhibit D subject only to the Permitted Exceptions, together with (1) the originals of the Leases and Contracts (or certified copies) and (2) attornment notices to tenants in a form attached hereto as Exhibit E.


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     d.   Possession of the Property  shall be delivered to Purchaser at Closing together with all keys in the possession of Seller to all locks of the Property, duly labeled and identified as Seller is reasonably able.

     e. An affidavit certified by Seller, and such documents and instruments in respect of Seller's authority to sell the Property including resolutions, incumbency certificate and a certificate of good standing/legal existence from the state of Seller's formation and any entity signing any of Seller's Closing Documents as shall be reasonably required by the Title Company.

     f. A nonforeign affidavit sufficient for the purposes of establishing and documenting the nonforeign affidavit exemption described in Section 1445 of the Internal Revenue Code (the "FIRPTA" Affidavit").

     g. Completed conveyance tax returns for the Property in the form required by the applicable governmental authority, such affidavit to be executed by Seller as the Title Company shall reasonably require in order to omit from the title policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same or similar to Seller's name, any exception for Tenants in possession except those specifically listed on Exhibit C attached hereto and any exception for unrecorded mechanics' liens caused by acts of the Seller. Seller shall not be required to execute any affidavit concerning mechanics' liens arising as a result of acts of Tenants in the Shopping Center.

     h. Originals of any building plans and specifications, agreements, documents and all correspondence relating thereto affecting the Property, in Seller's possession.

     i. Good and immediately available funds in the amount of all Security Deposits, all sums due Purchaser under the apportionment provisions herein and an amount equal to one-half the sums due to the Department of Environmental Protection in connection with the Connecticut Transfer Act filings and any other sums due from Seller to Purchaser at Closing pursuant to the provisions of this Agreement.

10.  Purchasers' Closing Documents.

     On the  Closing  Date,  the  Purchaser  shall  deliver  to the  Seller  the
     following   documents  and   instruments   with  respect


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     to the  Property  (collectively,  "Purchaser's  Closing  Documents"),  duly executed by the Purchaser.

     a. Copies of any documents required to be prepared or filed with the Connecticut Department of Environmental Protection pursuant to the
          Connecticut Transfer Act, Connecticut General Statutes 22a-134 et seq., signed by Purchaser, including, without limitation, an Environmental Condition Assessment Form, a Form III designating the Purchaser as a "certifying party" within the meaning of the Connecticut Transfer Act to the extent such document is required to be prepared pursuant to the Connecticut Transfer Act. Sample Form III is attached hereto as Exhibit F. Purchaser shall be responsible to pay all transfer and filing fees due the Department of Environmental Protection under the Connecticut Transfer Act.

     b. An Assumption of Leases and Security Deposits providing for the assumption of all obligations of Landlord pursuant to said leases in the form of Exhibit D attached hereto, subject only to the Permitted Exceptions.

     c. An affidavit signed by Purchaser and such other documents and instruments in respect of Purchaser's authority to purchase the Property including resolutions, encumbancy certificates and certificates of good standing/legal existence for the state of Purchaser's formation and any entity signing any of Purchaser's Closing Documents as may reasonably be required by Seller.

     d.   Purchaser's Hazardous Materials  Indemnification Agreement pursuant to
          Article 17 in the form attached hereto as Exhibit G.

11.  Conditions Precedent.

     a. Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this Article 11(a). Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Purchaser defaults in the performance of any covenant or agreement to be performed hereunder. If any condition


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          set forth in this  Article  11(a) is not fully  satisfied or waived in
          writing  by  Seller,   this  Agreement   shall,  at  Seller's  option,
          terminate, but without releasing Purchaser from liability as limited in this Agreement if Purchaser defaults in the performance of any such covenant or agreement to be performed by Purchaser or if Purchaser breaches any such representation or warranty made by Purchaser before such termination.

          (1) On the Closing Date, Purchaser shall not be in material default in the performance of any covenant or agreement to be performed by Purchaser under this Agreement.

          (2) On the Closing Date, all representations and warranties made by Purchaser in this Agreement shall be materially true and correct as if made on and as of the Closing Date.

          (3) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Purchaser which challenges the validity or legality of any of the transactions contemplated by this Agreement.

          (4) Purchaser executes all documents required of it pursuant to Paragraph 12a through d and Purchaser pays the balance of the Purchase Price and all other amounts due from it under this Agreement.

     b. Purchaser. The obligations of Purchaser under this Agreement are subject to satisfaction of all of the conditions set forth in this
          Article 11(b). Purchaser may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Purchaser of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed hereunder. If any condition set forth in this Article 11(b) is not fully satisfied or waived in writing by Purchaser, this Agreement shall, at Purchaser's option, terminate, but without releasing Seller from liability as limited in this Agreement if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.


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          (1)  On the Closing Date,  Seller shall not be in material  default in the performance of any covenant or agreement to be performed by Seller under this Agreement.

          (2) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Seller which challenges the validity or legality of any of the transactions contemplated by this Agreement.

          (3) On the Closing Date, the Title Company shall have provided an Owners Policy of Title Insurance or committed to issue same with liability not less than the Purchase Price insuring Purchaser that fee simple absolute title to the real property is vested in Purchaser subject only to the Permitted Exceptions, in form and substance reasonably satisfactory to Purchaser. Purchaser shall diligently and in good faith apply for and pay for all premiums to obtain such policy of title insurance.

          (4) On the Closing Date, Purchaser shall have received estoppel certificates substantially in the form of Exhibit I, attached hereto and made a part hereof from (a) the following tenants:
               Grand Union, People's Bank (both spaces), Rugged Bear, YMCA, Home Hearth & Patio and King's Highway Pharmacy and (b) from at least eight (8) other Tenants of the Goodwives Shopping Center, and (c) Seller's estoppel with regard to the remainder of the tenants of the Shopping Center. At closing, Seller shall provide a certification to Purchaser regarding defaults under leases and updating the status of the Rent Report concerning arrearages.

          (5) Title to the Property shall be free of all Encumbrances other than the Permitted Exceptions provided for herein and mechanics' liens which may be filed in connection with the acts of Tenants which shall not constitute an objection to title.

          (6) Seller shall have executed (where applicable) and delivered the Closing Documents to be executed and delivered by Seller and delivered to Purchaser all other documents and items required of Seller under this Agreement.


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          (7)  All of the  representation  and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same effect as if made on and as of such, but which shall not survive the Closing.

          (8) Seller shall have performed, observed, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, observed, and complied with on Seller's part prior to or as of the Closing Date.

          (9) Neither Seller nor Purchaser shall have received written notice from the applicable governmental entity that there is an actual pending or imminent change in the zoning of the Property which would materially interfere with Purchaser's ability to operate a retail Shopping Center at the Property.

          (10) The physical condition of the Property shall be substantially the same on the Closing as of the date hereof, reasonable wear and tear, casualty and condemnation excepted.

          (11) All  other  conditions  to  Purchaser's   obligations  which  are
               specifically   set  forth  in  this  Agreement  shall  have  been
               fulfilled.

          (12) In the event any of the above conditions are not met, Purchaser may, at its sole election terminate the Agreement in which case all of Seller's and Purchaser's obligations under this Agreement shall terminate.

12.  Prorations, Closing Costs and Adjustments.

     With regard to the Property, Seller shall pay, at or prior to Closing, all installments or amounts of items which are being apportioned under this Section, the last date for the payment of which, without penalties or interest, falls prior to Closing.

     a. The following items shall be apportioned between Seller and Purchaser according to the customs of Fairfield County, as of the day preceding the Closing Date:

               i. Real estate taxes, assessments and sewer use charges. Real estate tax refunds and credits received after Closing which are in whole or in part refundable to existing tenants pursuant to the terms of the Leases shall, if received by the Seller, be promptly remitted to the Purchaser after the Closing to the extent so refundable to such tenants. The provisions hereof shall survive the Closing.

               ii. Minimum rents, percentage rents, common area maintenance and tax charges, additional rents, and all other sums and charges payable by the tenants under the Leases or by licensees, concessionaires and other persons occupying any part of the Property. Accrued but unpaid rents described herein and collected by Purchaser shall be paid to Seller post-closing pursuant to Paragraph 12(e). This covenant shall survive the Closing.

               iii. Fuel and other  utilities  (including,  without  limitation, electricity, water and gas); except that no apportionment shall be made for any such items as are furnished and charged by the applicable utility company directly to Tenants.

               iv.  Personal property taxes, if any.

               v. Such other items as are customarily adjusted in connection with commercial real estate transactions of this type in Fairfield County.

               vi. Security Deposits. Purchaser shall receive a credit at closing in the amount of all unapplied security deposits held by Seller. Purchaser shall and does hereby agree to hold harmless, indemnify and defend Seller against any obligation to return the security deposits for which Purchaser has received a credit as aforesaid. Seller shall and does hereby agree to hold harmless, indemnify and defend Purchaser against any obligation to refund security deposits or other items of prepaid rent or additional rent such as common area maintenance charges, real estate taxes and percentage rent for the Leases for which Purchaser has not received a credit as aforesaid. The provisions hereof shall survive the Closing.

     b. Seller shall pay the conveyance taxes applicable to the transfer of the Property and any recording fees applicable to recording discharges or releases of lien. Purchaser shall pay any fees to record the deed.

     c. Seller shall pay all unpaid commissions, fees and other charges due to real estate brokers or other persons with respect to any Lease executed prior to the Closing, including any amendment of any Lease executed prior to the Closing Date but becoming effective after the Closing Date. Purchaser shall be responsible for commissions, fees, or other charges due to real estate brokers or other persons with respect to new Leases executed after the Closing Date.

     d. If the Closing occurs before a new real property or other applicable tax rate or charge of a governmental entity is fixed for the Property, then the apportionment of such tax or charge at the Closing shall be based upon the tax rate for the immediately preceding fiscal period applied to the latest assessed valuation. Promptly after the next tax rate has been fixed, the apportionment of such tax or charge made at the Closing shall be recomputed.

     e. With regard to the Property, if any tenant under a Lease is in arrears in the payment of rent, additional rent, or other charges, payments received from such tenant after the Closing shall be applied in the following order of priority (unless the item was represented by Seller herein to have been paid);

          (1)  to the month in which the Closing occurred;

          (2) then to the month preceding the month in which the Closing occurred;

          (3) then to the month following the month in which the Closing occurred with respect to which rent is due at the time of receipt; and

          (4) then to the period prior to the month preceding the month in which the Closing occurred. This procedure for alternating allocation of base rent or minimum guaranteed rent shall continue until all such arrearages at the time of Closing have been paid to Seller. After the Closing, upon ten (10) day's prior written notice to Purchaser, Seller may bring, in Seller's name and expense, an action against any Tenant under a Lease to collect rent, additional rent or other payments due Seller for a period prior to the Closing together with the cost of collection thereof, but in no event shall Seller seek any remedy other than collection of funds from the particular Tenant (and Seller shall not be entitled to seek a termination of the Lease or eviction of the Tenant); and provided further that Seller shall indemnify Purchaser for any costs resulting from such action and/or Seller's dealings with a particular Tenant with respect to the controversy involved. Said costs shall not include non-payment of rent by Tenant to Purchaser. Seller shall furnish Purchaser (within five (5) business days after issuing or receiving the same) copies of all papers served by Seller, the Tenant, or any other party to the particular action.

     f. In this Section, "additional rents" means percentage rent, escalation charges for real estate taxes, parking charges and/or tax and labor, operating expenses and maintenance escalation rents or charges, cost-of-living increases, common area maintenance charges, or other charges of a similar nature payable under the Leases. With regard to the Property, if any additional rents are collected by Seller after the Closing which are attributable in whole or in part to any period subsequent to the Closing, then Seller shall pay to Purchaser, Purchaser's share thereof, determined under subsection "e" above, less a proportionate share of the costs for collection thereof. With regard to the Property, if any additional rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing Date, then Purchaser shall pay to Seller, Seller's share thereof, determined under subsection e above, less a proportionate share of costs for collection thereof.

     g. If there are water meters on the Property, Seller shall furnish to Purchaser meter readings to a date not more than ten (10) days prior to the Closing, and the unfixed meter charges for the intervening time to the Closing shall be apportioned on the basis of such meter readings. Upon the taking of subsequent actual readings, such apportionments shall be readjusted, and Seller or Purchaser, as the case may be, will promptly deliver, to the other the amount determined to be so due upon such readjustments.

     h. The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Closing shall be paid by Seller, and for the period from the date of each such last available utility bill to the Closing an apportionment shall be made based on the amount charged for the period covered by such last available bill. Notwithstanding the foregoing Seller, with respect to the Property, will use its best efforts to cause the utility company to read its meters or fix its charges to the Closing, in which event Seller shall pay such charges, when billed, to the Closing, and Purchaser shall pay such charges from and after the Closing. At the time of Closing, Seller shall notify all such public utilities in writing (with copies to Purchaser) of the applicable transfer of service.

     i. If any item covered by this Paragraph 12 cannot be apportioned because the same has not been (or cannot be) fully ascertained on the Closing, or if any error has been made with respect to any apportionment, then such item shall be apportioned (or corrected, as applicable) as soon as the same is fully ascertained.

     j. After the date hereof, Seller may withdraw, settle or otherwise compromise any currently filed and proceeding protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period preceding the year in which the Closing occurs or in which the Closing is to occur; provided however, not for any subsequent fiscal period without the prior written consent of Purchaser. Real estate tax refunds and credits received after the Closing which are attributable to the fiscal year during which the Closing occurs shall be apportioned between Seller and Purchaser, after deducting the costs of collection thereof, pursuant to this Section. Purchaser agrees to refund to tenants any amounts due them from any refunds and credits received by Purchaser and attributable to any period prior to Closing. Seller similarly agrees to refund to Tenants any amounts due for any refunds or credits received by Seller and attributable to any period after Closing.

     k. If, as of the Closing, the Property shall be (or shall have become) subject to a special or local assessment or charge of any kind (whether or not yet a lien), then Seller shall pay all installments thereof due and payable prior to the Closing; provided, however, any installment thereof for a period which includes the Closing shall be apportioned at the Closing in the same manner as for taxes under Subsection a above.

     l. In the event either Seller or Purchaser shall owe the other any money as a result of the terms of this Paragraph 12 (whether at Closing or thereafter), then the party owing such money shall pay the other party such money as soon as the amount is determined. Prepaid or unpaid amounts under the Leases or Contracts, which shall be assigned to and assumed by Purchaser, shall be apportioned as provided herein.

     m. None of the insurance policies relating to the Property will be assigned to Purchaser. Accordingly, there will be no proration for insurance premiums.

This Article 12 of this Agreement, and all rights and duties of the parties hereunder, shall survive the Closing.

13. Purchaser shall not have the right to assign its interest in this Agreement without obtaining the prior written consent of Seller, and any attempted assignment by Purchaser in violation of this sentence shall be null and void and of no force and effect. Notwithstanding the foregoing, without the prior written consent of Seller, Purchaser shall have the right to assign this Agreement and its rights and obligations hereunder to a wholly owned subsidiary of Purchaser provided however that no such assignment shall relieve the Purchaser of any obligation hereunder or under any agreement contemplated hereby.

14.  Environmental Matters

     The Purchaser shall execute at the time of Closing the Hazardous Materials Indemnity Agreement in the form attached hereto as Exhibit G which is incorporated herein and made a part hereof.

15. Notices. Any notice regarding this Agreement or any transaction or other matter arising in connection herewith shall be in writing and be served upon the party to which it is directed at the following addresses:

     If to Seller:      Goodwives Center Limited Partnership
                        c/o Cushman & Wakefield
                        51 West 52nd Street, 11th Floor
                        New York,  NY  10019
                        Attention: Mr. Donald A. DiRenzo,Sr.
                        Facsimile: 212/841-7535
     with a copy to:    Slavitt, Connery & Vardamis
                        618 West Avenue
                        Norwalk, CT  06850
                        Attention:  Michael P. Sweeney, Esq.
                        Facsimile:  203/861-6755

If to Purchaser.        UB Darien, Inc.
                        321 Railroad Avenue
                        Greenwich, CT  06830
                        Attention:  Vice President,
                                         Retail Management
                        Facsimile:  203/861-6755

with a copy to:         Urstadt Biddle Properties Inc.

                        321 Railroad Avenue
                        Greenwich, CT 06830
                        Attention: General Counsel
                        Facsimile: 203/861-6755

Any notice may be served personally or may be sent by certified mail, return receipt requested or by Airborne, UPS, Federal Express or similar overnight express service or by facsimile. If served personally, a notice shall be deemed to have been given upon delivery, or attempted delivery, if delivery is refused. If sent by certified mail, a notice shall be deemed to have been given on the second business day following the date deposited with the United States Postal Service, postage prepaid. If sent by overnight express service, a notice shall be deemed to have been given one (1) business day after pickup by such overnight service. If sent via facsimile, a notice shall be deemed to have been given on confirmation of receipt. The address at which notice is to be given to either party may be changed by giving notice to the other party as provided above.

16.  Miscellaneous

     a. Entire Agreement. The Recitals set forth at the beginning of this Agreement and the Exhibits attached hereto are incorporated in and made a part of this Agreement by this reference. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by Seller and Purchaser.

     b. Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     c. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

     d. Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

     e. Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     f. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

     g. Attorney's Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

     h.   No Partnership or Joint Venture.  Nothing  contained in this Agreement
          shall  be  construed  to  create  a   partnership   or  joint  venture
          relationship among Seller and Purchaser.

     i. Recordation. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

     j.   Survival.   Except  as  otherwise   expressly   provided  herein,  the
          provisions of this Agreement shall not survive the Closing.

     k. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part hereof to be drafted.

     l. Definitions. "Books and records" means all books, records and Tenant lists for the Property, together with any and all surveys, environmental studies, and budgets received or prepared by or for Seller in connection with the ownership, operation, maintenance and/or management of the Property, excepting, however, all correspondence of Seller pertaining to intra-corporate dealings or other proprietary matters which are not necessary to assist or enable Purchaser in exercising rights with respect to the Property.

     "Development Rights" means all rights of the owner to the air space above the Property, all zoning entitlements, development rights and appurtenances (including, but not limited to, all entitlements based upon so-called unused floor-area ratios) accruing to the Property (and/or Seller with respect to the Property) under, or by reason of, any applicable zoning ordinance or other laws and all choses in action.

     "Encumbrances" means any and all liens, mortgages, deeds of trust, security agreements, security interests, claims, options, rights of purchaser or first refusal, encroachments, rights-of-way, operating agreements, covenants, reservations, orders, decrees, judgments, licenses, agreements, charges, conditions, restrictions, rights of others or other encumbrances affecting title to a property. Encumbrances shall not include any of the enumerated items herein filed by way of any act or omission by any Tenant's occupying the Shopping Center including but not limited to mechanics' liens of Tenants.

     "Licenses and Permits" means all building and other permits, certificates, licenses, franchises, authorizations and approvals granted by any governmental entity necessary or useful in connection with the Property and/or the operation of the improvements thereon or any part thereof including those issued or granted with respect to any construction or renovation work currently being undertaken at the Property.

     "Plans" means all architectural, electrical, mechanical, plumbing and other plans and specifications produced in connection with the construction, repair and maintenance of the Property (including all revisions and supplements thereto) and all appraisals, reports and analyses of engineers and other consultants, operating manuals and other documents pertaining to the physical operation of the Property.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER
GOODWIVES CENTER LIMITED PARTNERSHIP

BY:  DD&D REALTY CORP.,
ITS GENERAL PARTNER

By:
   -------------------------------
         Donald A. DiRenzo, Sr.
         Its President

PURCHASER
UB DARIEN, INC.

By:
   -------------------------------
         Willing L. Biddle
         Its President